Exhibit 99.1

FPIC Insurance Group, Inc.
REPORTS SECOND QUARTER 2010 RESULTS

JACKSONVILLE, Fla. (Business Wire) – August 4, 2010 – FPIC Insurance Group, Inc. (“FPIC” or the “Company”) (NASDAQ:  FPIC) reported for the second quarter of 2010:

—	net income of $7.5 million, or $0.76 per diluted common share, compared to $9.2 million, or $0.81 per diluted common share, for the second quarter of 2009; and
—	operating earnings(1) of $7.0 million, or $0.71 per diluted common share, compared to $8.2 million, or $0.72 per diluted common share, for the second quarter of 2009.

For the six months ended June 30, 2010, FPIC reported:

—	net income of $14.7 million, or $1.46 per diluted common share, compared to $17.6 million, or $1.53 per diluted common share, for the six months ended June 2009; and
—	operating earnings(1) of $14.0 million, or $1.39 per diluted common share, compared to $16.6 million, or $1.44 per diluted common share, for the six months ended June 2009.

(1)
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report operating earnings and certain other non-GAAP financial measures widely used in the insurance industry to assist in evaluating financial performance over time.  For additional information and reconciliation to GAAP results, see the section entitled “Non-GAAP Financial Measures” found later in this press release.

Certain factors affecting our comparative results for the second quarter of 2010 are discussed in the “Unaudited Financial and Operational Highlights” section below.

“We are pleased to report strong second quarter results, which reflect the continuation of overall favorable claims trends and the success of our business development and capital management initiatives,” said John R. Byers, President and Chief Executive Officer.  Mr. Byers added, “We also continued to achieve solid book value per share growth.  We remain a well capitalized and financially strong organization committed to driving sustainable shareholder value.”

FPIC Press Release: 1

Unaudited Financial and Operational Highlights for Second Quarter 2010

(as compared to second quarter 2009 unless otherwise indicated)

—
Professional liability policyholders, excluding policyholders under alternative risk arrangements, increased 29 percent to 18,111 policyholders as of June 30, 2010, compared to 13,999 policyholders as of June 30, 2009.  This increase in policyholders primarily resulted from the acquisition of Advocate, MD, which closed in November 2009.  Excluding Advocate, MD, professional liability policyholders increased 2 percent.

—
Our national policyholder retention was 96 percent for the six months ended June 30, 2010 compared to 95 percent for the comparable period in 2009.  Excluding Advocate, MD, national policyholder retention was 97 percent.  Our Florida policyholder retention was 97 percent and 96 percent for the six months ended June 30, 2010 and 2009, respectively.

—
Net premiums written increased 20 percent for the three months ended June 30, 2010 primarily due to the acquisition of Advocate, MD.  Excluding Advocate, MD, net premiums written increased 4 percent for the three months ended June 30, 2010 primarily due to an increase in professional liability policyholders.

—
Consolidated revenues were 7 percent higher for the three months ended June 30, 2010, compared to the same period in 2009.  Excluding Advocate, MD, consolidated revenues were 8 percent lower for the three months ended June 30, 2010 primarily due to lower net premiums earned, as well as lower net investment income.

—	Net investment income was 12 percent lower for the three months June 30, 2010, due to lower yields on fixed income securities and cash and cash equivalents.
—
The continuation of favorable overall claim results as compared to previous estimates resulted in the recognition of favorable net loss development related to previously established reserves of $5.0 million for the three months ended June 30, 2010 and 2009.  Our current accident year loss ratio for the three months ended June 30, 2010 was 71.9 percent compared to 71.0 percent for the same period in 2009.

—
Our expense ratio was 29.2 percent for the three months ended June 30, 2010, compared to 26.2 percent for the same period in 2009.  The higher ratio in 2010 is primarily due to lower recoveries on previous insurance guaranty fund assessments, amortization of intangible assets related to the acquisition of Advocate, MD, and the write down of a receivable deemed uncollectible.

—
Book value per common share grew 7 percent to $29.55 as of June 30, 2010 from $27.58 as of December 31, 2009.  As of June 30, 2010, the statutory surplus of our insurance subsidiaries was $261.1 million and the ratio of net premiums written to surplus was 0.6 to 1.

—
On a trade date basis, we repurchased 369,579 shares of our common stock during the three months ended June 30, 2010 at an average price of $27.25 per share and as of June 30, 2010, had remaining authority from our Board of Directors to repurchase 481,762 more shares under our stock repurchase program.  Through July 30, 2010, we have repurchased an additional 119,265 shares of our common stock, on a trade date basis, at an average price of $28.01 per share, and had remaining authority from our Board of Directors to repurchase an additional 362,497 shares as of that date.

—	On June 1, 2010, Fitch Ratings affirmed the A- (Strong) insurer financial strength rating and stable outlook of our insurance subsidiaries.

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Conference Call Information

We will host a conference call at 11:00 a.m., Eastern Time, Thursday, August 5, 2010, to review our second quarter 2010 results.  To access the conference call, dial (866) 830-9065 (USA and Canada) or (660) 422-4543 (International) and use the conference ID code 88375514.

The conference call will also be broadcast live over the Internet in a listen-only format via the Company’s corporate website at http://www.fpic.com.  To access the call from the Company’s home page, click on “Investor Relations” where a conference call link will be provided to connect listeners to the call.  Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, August 5, 2010, via e-mail to ir@fpic.com.  The Company will also provide a link on the “Investor Relations” page of its corporate website where questions can be submitted.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 2:30 p.m., Eastern Time, Thursday, August 5, 2010, and ending at 11:59 p.m., Eastern Time, Thursday, August 12, 2010.  To access the telephone replay, dial (800) 642-1687 (USA and Canada) or (706) 645-9291 (International) and use the conference ID code 88375514.  A replay of the conference call webcast will also be available beginning at 2:30 p.m., Eastern Time, Thursday, August 5, 2010, on the Company’s website.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing.  Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions.  You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.  Factors that might cause our results to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to:

i)	The effect of negative developments and cyclical changes in the medical professional liability insurance business sector;
ii)
The effects of competition, including competition for agents to place insurance, of physicians electing to self-insure or to practice without insurance coverage, and of related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;
iv)
The risks and uncertainties involved in determining the rates we charge for our products and services, as well as these rates being subject to or mandated by legal requirements and regulatory approval;

v)	The uncertainties involved in the loss reserving process, including the possible occurrence of insured losses with a frequency or severity exceeding our estimates;
vi)	Our exposure to claims for extra contractual damages and losses in excess of policy limits and the unpredictability of court decisions;

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vii)	Legislative, regulatory, special interest or consumer initiatives that may adversely affect our business, including initiatives seeking to lower premium rates;
viii)	The judicial and legislative review of current tort reform measures;
ix)	Developments in financial and securities markets that could affect our investment portfolio;
x)	Assessments imposed by state financial guaranty associations or other insurance regulatory bodies;
xi)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
xii)	The impact of healthcare reform or other significant changes in the healthcare delivery system;
xiii)	Availability of dividends and management fees from our insurance subsidiaries;
xiv)	The results of the acquisition of Advocate, MD and other growth initiatives;
xv)	Impairment in the value of our acquisition-related or other goodwill and intangibles;
xvi)	The loss of the services of any key members of senior management;
xvii)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf; and
xviii)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, including Item 1A.  Risk Factors and Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the Securities and Exchange Commission (“SEC”) on March 3, 2010, and other factors discussed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed with the SEC on August 4, 2010.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  Forward-looking statements are made in reliance on the safe harbor provision of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Non-GAAP Financial Measures

To supplement the consolidated financial information presented herein in accordance with GAAP, we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time.  Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized investment gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations.  Tangible book value is another non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, see the tables under the caption “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allow for greater transparency with respect to supplemental information used by us in our financial and operational decision-making.

Corporate Profile

FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information

FPIC Insurance Group, Inc.
Investor Relations, Dana Mullins
904-360-3612
1000 Riverside Avenue, Suite 800
Jacksonville, Florida  32204

For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.

FPIC Press Release: 5

FPIC Insurance Group, Inc.
Unaudited Selected Financial Data

Selected Data Based on the Consolidated Statements of Income:

(in thousands, except basic and diluted earnings per common share)	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Revenues
Net premiums earned	$41,843	37,668	$83,779	76,080
Net investment income	6,253	7,122	12,840	14,341
Net realized investment gains	830	1,025	1,180	967
Other income	409	84	530	180
Total revenues	49,335	45,899	98,329	91,568

Expenses
Net losses and loss adjustment expenses	25,092	21,740	50,519	44,980
Other underwriting expenses	12,218	9,865	23,942	18,929
Interest expense on debt	901	903	1,792	1,798
Other expenses	103	130	306	172
Total expenses	38,314	32,638	76,559	65,879

Income before taxes	11,021	13,261	21,770	25,689
Less: Income tax expense	3,530	4,070	7,064	8,110
Net income	$7,491	9,191	$14,706	17,579

Basic earnings per common share (1)	$0.77	0.83	$1.49	1.56
Basic weighted-average common shares outstanding (1)	9,710	11,100	9,842	11,291

Diluted earnings per common share (1)	$0.76	0.81	$1.46	1.53
Diluted weighted-average common shares outstanding (1)	9,902	11,300	10,041	11,520

Net realized investment gains:
Net realized investment gains before credit related impairments	$830	1,025	$1,443	2,322
Total other-than-temporary impairments on investments	—	—	(766)	(1,355)
Portion of other-than-temporary impairments recognized in other comprehensive income	—	—	503	—
Credit related impairments included in net realized investment gains	—	—	(263)	(1,355)
Net realized investment gains	$830	1,025	$1,180	967

(1)	Earnings per common share and weighted-average common shares outstanding for the periods ending June 30, 2009 have been restated to reflect the three-for-two stock split in March 2010.

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Selected Data Based on the Consolidated Statements of Financial Position and the Consolidated Statements of Cash Flows:

(in thousands, except data per common share)	As of	As of
	June 30, 2010	December 31, 2009
Total cash and investments	$735,513	744,813
Total assets	$1,006,083	1,031,483
Liability for losses and loss adjustment expenses ("LAE")	$532,092	559,257
Liability for losses and LAE, net of reinsurance	$402,519	425,812
Long-term debt	$46,083	46,083
Accumulated other comprehensive income, net	$14,039	8,655
Total shareholders' equity	$283,667	279,787
Book value per common share	$29.55	27.58
Book value per common share, excluding the impact of net unrealized investment gains (losses) (1), (2)	$27.78	26.48
Tangible book value per common share (1), (3)	$26.66	24.80
Common shares outstanding (4)	9,599	10,143
Consolidated statutory surplus of insurance subsidiaries	$261,089	262,600

(in thousands)	For the three months ended June 30,
	2010	2009
Cash flows from continuing operations
Net cash provided by operating activities	$7,154	3,287
Net cash provided by investing activities	$12,376	20,003
Net cash used in financing activities	$(8,892)	(9,654)

(in thousands)	For the six months ended June 30,
	2010	2009
Cash flows from continuing operations
Net cash (used in) provided by operating activities	$(7,950)	6,055
Net cash provided by investing activities	$35,365	23,115
Net cash used in financing activities	$(17,413)	(22,067)

(1)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.

(2)	Excludes the impact of an accumulated other comprehensive gain associated with investments of $17.0 million as of June 30, 2010 and $11.2 million as of December 31, 2009.
(3)	Excludes goodwill and intangible assets of $27.7 million and $28.2 million as of June 30, 2010 and December 31, 2009, respectively.
(4)	The number of common shares outstanding as of December 31, 2009 has been restated to reflect a three-for-two stock split in March 2010.

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Selected Insurance Data:

FPIC pre-acquisition business represents our insurance operations conducted through insurance subsidiaries domiciled in Florida and Missouri.  These operations do not include the operations of Advocate, MD, which was acquired in November 2009.

(in thousands)	For the three months ended June 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	For the three months ended June 30, 2009	Percentage Change 2010 vs 2009
Direct premiums written (1)	$37,297	5,773	43,070	36,506	18%
Assumed premiums written	176	—	176	—	0%
Ceded premiums written	(4,931)	(702)	(5,633)	(5,131)	-10%
Net premiums written	$32,542	5,071	37,613	31,375	20%

(in thousands)	For the six months ended June 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	For the six months ended June 30, 2009	Percentage Change 2010 vs 2009
Direct premiums written (1)	$81,596	10,591	92,187	82,110	12%
Assumed premiums written	176	—	176	—	0%
Ceded premiums written	(11,109)	(1,394)	(12,503)	(11,476)	-9%
Net premiums written	$70,663	9,197	79,860	70,634	13%

(1)
Includes $0.6 million and $1.7 million of premiums associated with alternative risk arrangements for the three months and six months ended June 30, 2010, respectively, compared to $0.5 million and $2.0 million of premiums for the three months and six months ended June 30, 2009, respectively.  Management fees for such arrangements are included in other income.

	As of June 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	As of June 30, 2009	Percentage Change 2010 vs 2009
Professional liability policyholders	14,261	3,850	18,111	13,999	29%
Professional liability policyholders under alternative risk arrangements	212	—	212	227	-7%
Total professional liability policyholders	14,473	3,850	18,323	14,226	29%

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Selected Insurance Data, continued:

(in thousands)	For the six months ended June 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	For the six months ended June 30, 2009	Percentage Change 2010 vs 2009
Net paid losses	$48,339	2,537	50,876	33,512	52%
Less: net paid losses on assumed business in run-off and commuted reinsurance agreements	175	—	175	501	-65%
Net paid losses excluding assumed business in run-off and commuted reinsurance agreements	48,164	2,537	50,701	33,011	54%

Net paid LAE	19,999	2,936	22,935	21,931	5%
Less: net paid LAE on assumed business in run-off and commuted reinsurance agreements	—	—	—	—	—
Net paid LAE excluding assumed business in run-off and commuted reinsurance agreements	19,999	2,936	22,935	21,931	5%

Net paid losses and LAE excluding assumed business in run-off and commuted reinsurance agreements	$68,163	5,473	73,636	54,942	34%

	For the six months ended June 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	For the six months ended June 30, 2009	Percentage Change 2010 vs 2009
Total professional liability claims closed without indemnity payment	285	77	362	292	24%
Total professional liability incidents closed without indemnity payment	309	68	377	350	8%
Total professional liability claims and incidents closed without indemnity payment	594	145	739	642	15%

Total Professional Liability Claims with Indemnity Payment	164	21	185	169	9%

CWIP Ratio on a rolling four quarter basis(1)	38%	24%	36%	37%

CWIP Ratio, including incidents, on a rolling four quarter basis (1)	20%	15%	19%	18%

(1)
The claims with indemnity payment (“CWIP”) ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

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Selected Insurance Data, continued:

	For the six months ended June 30, 2010
	FPIC pre-acquisition business	Advocate, MD	Consolidated	For the six months ended June 30, 2009	Percentage Change 2010 vs 2009
Total professional liability claims reported during the period	442	122	564	388	45%
Total professional liability incidents reported during the period	436	51	487	485	0%
Total professional liability claims and incidents reported during the period	878	173	1,051	873	20%

Total professional liability claims and incidents that remained open	3,400	364	3,764	3,423	10%

Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation of our Combined Ratio to the Combined Ratio, Excluding Insurance Guaranty Fund Assessments and Recoveries:

		For the three months ended June 30,		For the six months ended June 30,
		2010	2009	2010	2009
Loss ratio
Current accident year		71.9%	71.0%	71.0%	70.9%
Prior accident years		-11.9%	-13.3%	-10.7%	-11.8%
Calendar year loss ratio	A	60.0%	57.7%	60.3%	59.1%

Underwriting expense ratio	B	29.2%	26.2%	28.6%	24.9%
Insurance guaranty fund recoveries		-0.1%	-0.9%	-0.2%	-1.0%
Underwriting expense ratio excluding the impact of insurance guaranty fund assessments (recoveries)	C	29.3%	27.1%	28.8%	25.9%

Combined ratio (Sum of A+B)		89.2%	83.9%	88.9%	84.0%

Combined ratio excluding the impact of insurance guaranty fund assessments (recoveries) (Sum of A+C)		89.3%	84.8%	89.1%	85.0%

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Reconciliation of Net Income to Operating Earnings:

(in thousands, except earnings per common share)	For the three months ended June 30,		For the six months ended June 30,
	2010	2009	2010	2009
Net income	$7,491	9,191	$14,706	17,579

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment gains, net of income taxes	510	1,002	725	967
Total adjustments	510	1,002	725	967

Operating earnings	$6,981	8,189	$13,981	16,612

Diluted earnings per common share (1)	$0.76	0.81	$1.46	1.53
Less: Adjustments to reconcile net income to operating earnings	0.05	0.09	0.07	0.09
Operating earnings per diluted common share	$0.71	0.72	$1.39	1.44

Diluted weighted-average common shares outstanding (1)	9,902	11,300	10,041	11,520

(1)	Diluted earnings per common share and diluted weighted-average common shares outstanding for the periods ending June 30, 2009 have been restated to reflect the three-for-two stock split in March 2010.

Reconciliation of Shareholders’ Equity to Tangible Shareholders’ Equity:

(in thousands, except book value and tangible book value per common share)	As of	As of
	June 30, 2010	December 31, 2009
Total shareholders' equity	$283,667	279,787
Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Goodwill and intangible assets	(27,741)	(28,200)
Tangible shareholders' equity	$255,926	251,587

Common shares outstanding (1)	9,599	10,143

Book value per common share	$29.55	27.58

Tangible book value per common share	$26.66	24.80

(1)	The number of common shares outstanding as of December 31, 2009 has been restated to reflect a three-for-two stock split in March 2010.

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Reconciliation of Book Value per Common Share to Book Value per Common Share, Excluding the Impact of Net Unrealized Investment Gains (Losses):

(in thousands, except per common share data)	As of	As of
	June 30, 2010	December 31, 2009
Shareholders' equity	$283,667	279,787
Less: accumulated other comprehensive gain associated with investments	17,017	11,178
Shareholders' equity, excluding accumulated other comprehensive gain (loss) associated with investments	$266,650	268,609

Common shares outstanding (1)	9,599	10,143

Book value per common share	$29.55	27.58

Book value per common share, excluding the impact of unrealized investment gains (losses)	$27.78	26.48

(1)	The number of common shares outstanding as of December 31, 2009 has been restated to reflect a three-for-two stock split in March 2010.

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